Exhibit 99.1

Noranda Completes 1-for-7 Reverse Stock Split

Franklin, Tennessee – August 25, 2015 – Noranda Aluminum Holding Corporation (NYSE: NOR) announced today that it has effected a 1-for-7 reverse stock split of its common stock (the “reverse stock split”) and a reduction in the number of authorized shares of its common stock from 200 million shares to 30 million shares (the “authorized share reduction”). The reverse stock split and authorized share reduction are addressed in an amendment to the Company’s amended and restated certificate of incorporation that was approved by the Company’s stockholders at a special meeting of stockholders held on August 24, 2015 and became effective on August 25, 2015.
The Company’s stock will begin trading on a split-adjusted basis at the market open on August 26, 2015. The Company’s common stock will continue to trade on the New York Stock Exchange under the symbol “NOR,” although a new CUSIP number (65542W206) has been assigned to the Company’s common stock as a result of the reverse stock split.
As a result of the reverse stock split, the total issued and outstanding shares of the Company’s common stock has been reduced from approximately 70 million shares to approximately 10 million shares. No fractional shares have been issued in connection with the reverse stock split. Instead, each stockholder otherwise entitled to receive a fractional share is being issued, in lieu of such fractional share, an additional whole share of common stock. Holders of stock options, restricted stock and restricted stock units under the Company’s equity plans will receive, at the respective times of exercise or vesting of such instruments and in lieu of fractional shares, a cash amount based on the closing market price of Company common stock on the date of such exercise or vesting. Accounts for participants in the Company’s employee stock purchase plan (“ESPP”) currently include fractional shares; accordingly, ESPP participants will have fractional shares assigned to their accounts.
Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 28, 2015, a copy of which is also available at www.sec.gov or at www.norandaaluminum.com under the SEC Filings tab located on the Investors Relations page.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation, a delay in the commencement of trading in the Company’s common stock on a split-adjusted basis.
Forward-looking statements contain words such as "believes," "expects," "may," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results

Exhibit 99.1

or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils.
Contact Information
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com